Exhibit: (A)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK OF
THE KOREA FUND, INC.
         This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if a shareholder’s certificates for shares of common stock, par value $0.01 per share (the “Shares”) of The Korea Fund, Inc., are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before the Expiration Date of the Offer. The “Expiration Date” of the Offer is 5:00 p.m., Eastern time on August 19, 2005, unless the Fund, in its sole discretion, extends the period during which the Offer is open, in which case “Expiration Date” shall mean the last time and date the Offer, as so extended by the Fund, shall expire. This form and a copy of your foreign investment registration card issued by the Financial Supervisory Commission may be delivered by hand or overnight courier or transmitted by facsimile transmission or mail to the Depositary at the appropriate address set forth below and must be received by the Depositary on or before the Expiration Date. See Section 4, “Procedures for Tendering Shares for Repurchase” of the Offer to Repurchase dated July 8, 2005 (the “Offer to Repurchase”).
The Depositary:
The Colbent Corporation

By First Class Mail: The Colbent Corporation Attn: Corporate Actions POB 859208 Braintree, MA 02185-9208	By Registered, Certified or Express Mail or Overnight Courier: The Colbent Corporation Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184	By Hand: The Colbent Corporation Attn: Corporate Actions 161 Bay State Drive Braintree, MA 02184
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
OTHER THAN THOSE SHOWN ABOVE DOES NOT
CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:
      The undersigned hereby tenders to The Korea Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Repurchase, dated July 8, 2005 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below and all Shares that may be held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the dividend reinvestment plan pursuant to the guaranteed delivery procedures set forth in Section 4, “Procedures for Tendering Shares for Repurchase” of the Offer to Repurchase.

Certificate Nos. (if available)	Name(s) of Record Holder(s):

Address:

If Shares will be tendered by book-entry transfer to The Depository Trust Company, please check box: ☐ The Depository Trust Company Account Number:	Area Code and Telephone Number:
Taxpayer Identification (Social Security) Number:
The undersigned also tenders all uncertified Shares that may be held in the name(s) of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s Dividend Reinvestment Plan:

☐  Yes     ☐ No

(Note: If neither of these boxes is checked, any such uncertificated Shares will NOT be tendered.)
Dated: , 2005	Signature
YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE REPURCHASE REQUEST WHICH WILL MEAN THE FUND CANNOT REPURCHASE YOUR SHARES.

Shareholder Accounts:
Korean Securities Account

Name of licensed Korean broker or custodian bank:

Address, City and Zip Code:

Securities Account No.:

Account Executive (AE): Mr./Ms.

Holder of the Foreign Investment Identification Number issued by the Korean Financial Supervisory Commission (as appearing on the Foreign Investment Registration Card):
Foreign Investment Identification Number issued by the Korean Financial Supervisory Commission:

Telephone No. of AE:

Telephone No. of Record Holder:

Email address (if available) of AE:

Email address (if available) of Record Holder:

Bank Account (U.S. dollar account)

Name of bank:

Address, City and Zip Code:

Account No.:

Account Executive (AE): Mr./Ms.

Telephone No. of AE:

Telephone No. of Record Holder:

Email address (if available) of AE:

Email address (if available) of Record Holder:
YOU MUST ALSO INCLUDE A COPY OF YOUR FOREIGN INVESTMENT REGISTRATION CARD ISSUED BY THE KOREAN FINANCIAL SUPERVISORY COMMISSION.
YOU MUST PROVIDE THE INFORMATION REQUESTED ABOVE. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE REPURCHASE REQUEST WHICH WILL MEAN THE FUND CANNOT REPURCHASE YOUR SHARES.

GUARANTEE
          The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedure for book-entry transfer) into the Depositary’s account at The Depository Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees and (ii) other required documents, within three business days after the Expiration Date of the Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.
Name of Firm:

(Please Print)
Authorized Signature:

Name:

(Please Print)
Title:

Address:

(Include Zip Code)
Area Code and Telephone Number:

Dated:

DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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